UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Whitestone REIT
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2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

April 10, 2013

Dear Shareholder:

You are cordially invited to attend the 2013 Annual Meeting of Shareholders to be held on Monday, May 20, 2013, at 8:30 a.m., Central Daylight Time, at the Houstonian Hotel, located at 111 North Post Oak Lane, Houston, Texas 77024.

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders' questions.

In accordance with the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are pleased to take advantage of the practice of furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about April 10, 2013, we are mailing to our shareholders (other than those shareholders who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Notice of Internet Availability of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself of this option.

It is important that your shares be represented at the Annual Meeting. I urge you to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or, if you requested printed materials, by signing, dating and promptly returning your proxy card enclosed with the proxy materials. Your vote is important.

Sincerely yours,
James C. Mastandrea
Chairman and Chief Executive Officer

2600 S. GESSNER, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 20, 2013
To our Shareholders:

You are invited to attend our 2013 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024, on Monday, May 20, 2013 at 8:30 a.m., Central Daylight Time for the following purposes:

1.	To elect one trustee to serve until our 2016 annual meeting of shareholders and thereafter until his successor has been duly elected and qualifies (Proposal No. 1);

2.	To reapprove the performance goals under the 2008 Long-Term Equity Incentive Ownership Plan (Proposal No. 2);

3.	To ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 3); and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Trustees recommends that you vote “FOR” the nominee for trustee, “FOR”the reapproval of the performance goals under the 2008 Long-Term Equity Incentive Ownership Plan, and "FOR" the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for 2013.

All shareholders of record as of the close of business on March 22, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders electronically. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary
April 10, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 20, 2013:

This proxy statement and Whitestone's Annual Report to Shareholders for the fiscal year ended December 31, 2012 are available at: https://materials.proxyvote.com/966084

WHITESTONE REIT

2600 South Gessner Road
Suite 500
Houston, Texas 77063
www.whitestonereit.com

_____________________

PROXY STATEMENT
_____________________

The following information is furnished in connection with the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT (the “Company” or “Whitestone”), to be held on Monday, May 20, 2013 at 8:30 a.m., Central Time, at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024. This Proxy Statement, our 2012 Annual Report on Form 10-K ("Annual Report"), and Form of Proxy are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about April 10, 2013.

SOLICITATION AND VOTING

The Board of Trustees of Whitestone (our “Board”) is soliciting proxies to be used at our Annual Meeting to be held on May 20, 2013 at 8:30 a.m., Central Time, at the Houstonian Hotel, 111 North Post Oak Lane, Houston, Texas 77024 or at any postponement or adjournment thereof. This Proxy Statement, Annual Report, and Form of Proxy are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about April 10, 2013.

What proposals will be voted upon at the Annual Meeting?

The following proposals are scheduled for a vote at the Annual Meeting: (1) to elect one trustee; (2) to reapprove the performance goals under our 2008 Long-Term Equity Incentive Ownership Plan (the "Plan") and (3) to ratify Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.  As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

 Who is entitled to vote at the Annual Meeting?

Only shareholders of record of our common shares as of the close of business on the record date, March 22, 2013, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on March 22, 2013, we had 17,024,336 common shares outstanding. Common shareholders are entitled to one vote for each common share that they owned on the record date.
Shareholder of Record: Shares Registered in Your Name. If, on March 22, 2013, your shares were registered directly in your name with Whitestone's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy as set forth below.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on March 22, 2013, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

 Why didn't I automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?

The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders electronically. In an effort to lower the costs of delivery of proxy materials, as well as to reduce our use of paper, we have elected to take advantage of these rules by only mailing materials to those shareholders who specifically request a paper copy. On or about April 10, 2013, all shareholders were mailed a Notice of Internet Availability of Proxy Materials that contained an overview of the proxy materials and explained several methods by which shareholders could view the proxy materials online or request to receive a printed copy of the proxy materials via regular mail or e-mail. There is no charge for requesting a printed copy. The Notice of Internet Availability of Proxy Materials includes a website address that provides you with instructions on how to view our proxy materials on the Internet and enables you to notify us to send proxy materials to you via e-mail.
Can I find additional information on the Company website?

Yes. Our website is www.whitestonereit.com. Although the information contained on our website should not be considered part of this Proxy Statement, you can view additional information on the website, such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, charters of Board committees and SEC filings. A copy of any of these documents may be obtained free of charge by writing to Whitestone REIT, 2600 South Gessner, Suite 500, Houston, Texas 77063, Attention: Investor Relations.

How do I vote?

For Proposal No. 1 (election of trustee), you may either vote “FOR” the nominee to the Board or you may “WITHHOLD” your vote for the nominee. For Proposal No. 2 (reapproval of the performance goals under the 2008 Long-Term Equity Incentive Ownership Plan) and Proposal No. 3 (ratification of the appointment of our independent registered public accounting firm), you may vote “FOR” or “AGAINST” such proposals or “ABSTAIN” from voting. The procedures for voting are set forth below.

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.
  If a shareholder provides a proxy but gives no instructions, the shareholder's shares will be voted in accordance with the recommendations of our Board.
You may authorize a proxy in three ways:
•Vote online. You can access the proxy materials and vote at www.proxyvote.com. To vote online, you must have a shareholder identification number provided in the Notice Regarding the Availability of Proxy Materials.

•Vote by telephone. If you received printed materials, besides voting online, you also have the option to vote by telephone by following the “Vote by Phone” instructions on the proxy card.

•Vote by regular mail. If you requested printed materials and would like to vote by mail, then please mark, sign and date your proxy card enclosed with the printed materials and return it promptly in the postage-paid envelope provided.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Matericals from that organization rather than from Whitestone. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the Notice of Internet Availability of Proxy Materials or contact your broker, bank or other agent to request a proxy card.
We provide Internet proxy authorization on-line with procedures designed to ensure the authenticity and correctness of your proxy authorization instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

Can I change or revoke my vote after I return my proxy card?

Yes. If you are the record holder of your shares, may change or revoke your proxy at any time before it is exercised in one of three ways:

•
You may send a written notice of revocation, which is received by the close of business on May 19, 2013, to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063;

•	You may submit another properly completed proxy card bearing a later date which is received by the close of business on May 19, 2013; or

•
You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least the holders of a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of March 22, 2013, the record date, there were 17,024,336 common shares outstanding and entitled to vote. Thus, 8,512,169 common shares must be represented in person or by proxy at the Annual Meeting to constitute a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes, as described below, will also be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the meeting until a later date.

What are the recommendations of the Board?

1.	Our Board recommends a vote “FOR” the nominee for trustee.

2.	Our Board recommends a vote “FOR” the reapproval of the performance goals under the 2008 Long-Term Equity Incentive Ownership Plan.

3.	Our Board recommends a vote “FOR” the ratification of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD” votes and broker non-votes with respect to Proposal No. 1 (election of trustee), and (ii) "FOR" and "AGAINST" votes and abstentions with respect to Proposal No. 2 (reapproval of the performance goals under the 2008 Long-Term Equity Incentive Ownership Plan) and Proposal No. 3 (ratification of our independent registered public accounting firm).

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to “non-routine” proposals but may vote their clients' shares on “routine” proposals.

Under applicable rules of the New York Stock Exchange, Proposal No. 1 (election of trustee) is a non-routine proposal.  Conversely, Proposal No. 2 (reapproval of the performance goals under the 2008 Long-Term Equity Incentive Ownership Plan) and Proposal No. 3 (ratification of the appointment of our independent registered public accounting firm) are routine proposals. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•
To be approved, Proposal No. 1 (election of trustee), the affirmative vote of a plurality of all the votes cast at the Annual Meeting at which a quorum is present is sufficient, which means that the nominee receiving the most “FOR” votes, among votes properly cast in person or by proxy, will be elected. If you vote “WITHHOLD” with respect to the nominee, your shares will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

•
To be approved, Proposal No. 2 (reapproval of the performance goals under the 2008 Long-Term Equity Incentive Ownership Plan) must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast "FOR" the proposal must exceed the number of votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

•
To be approved, Proposal No. 3 (ratification of our independent registered public accounting firm) must receive “FOR” votes from a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the Notice of Internet Availability of Proxy Materials, posting our proxy materials on an Internet website and providing any requested paper or electronic copies of our proxy materials, our officers or employees may also solicit proxies by telephone, e-mail or personal interview. Officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained Morrow & Co., LLC to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses.  Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to Morrow & Co., LLC at 470 West Avenue, Stamford, CT 06902, or to our Corporate Secretary.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks or other agents, to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided us with contrary instructions. This procedure provides extra convenience for shareholders and cost savings for companies.
Whitestone and some brokers, banks or other agents may be householding our proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the Annual Report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Shareholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Whitestone will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, you may send a written request to Whitestone at the address listed under “Whom should I contact if I have any questions?” below. Requests must be received by May 6, 2013 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the

Notice of Internet Availability of Proxy Materials and, if applicable, Annual Report and other proxy materials, you can request householding by contacting our Investor Relations department in the same manner.

How can I obtain Whitestone’s Annual Report on Form 10-K?

Our Annual Report for the year ended December 31, 2012, as filed with the SEC, can be accessed, along with this Proxy Statement, by following the instructions contained in our Notice of Internet Availability of Proxy Materials and is also available on the Investor Relations page of our corporate website at www.whitestonereit.com. If you wish to receive a copy of our Annual Report for the year ended December 31, 2012, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to Whitestone REIT, 2600 South Gessner, Suite 500, Houston, Texas 77063, Attention: Investor Relations. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

The Annual Report for the fiscal year ended December 31, 2012 is not, and should not be considered to be, a part of our proxy materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting.

How and when may I submit a shareholder proposal for Whitestone’s 2014 annual meeting of shareholders?

We will consider for inclusion in our proxy materials for the 2014 annual meeting of shareholders shareholder proposals that are received at our executive offices no later than December 11, 2013 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Proposals must be sent to our Corporate Secretary at Whitestone REIT, 2600 S. Gessner, Suite 500, Houston, Texas 77063.

Pursuant to Whitestone’s bylaws, as amended, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under our current bylaws, to be timely for the 2014 annual meeting of shareholders, you must deliver proposals to our Corporate Secretary, in writing, not later than the close of business on January 10, 2014, nor earlier than the close of business on December 11, 2013. We also advise you to review Whitestone’s bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2014 annual meeting of shareholders is more than 30 days before or after May 20, 2014.

A more detailed discussion regarding the submission of proposals for the 2014 annual meeting of shareholders is provided under "Corporate Governance - Shareholder Nominations for Trustee" below.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063, or call (713) 435-2221. If you have questions about your ownership of our common shares, please contact our transfer agent, American Stock Transfer and Trust Company, LLC at 1-800-937.2641, via e-mail at info@amstock.com or by fax at (718) 236-2641.

PROPOSAL NO. 1 - ELECTION OF TRUSTEE

Nominee for Trustee

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class serves for a three-year term.

In March 2013, our Board increased the number of trustees from five to six, and Paul T. Lambert was appointed to fill the vacancy and serve until the Annual Meeting. As a result, Daniel G. DeVos and Paul T. Lambert are our current Class I trustees and their terms expire at our 2013 Annual Meeting. Daryl J. Carter and Donald F. Keating are our current Class II trustees and their terms expire at our 2014 annual meeting of shareholders. Jack L. Mahaffey and James C. Mastandrea are our current Class III trustees and their terms expire at our 2015 annual meeting of shareholders.

Mr. DeVos notified the Company on April 4, 2013 that he will not stand for re-election at the Annual Meeting; however, he will continue to serve as a trustee until the Annual Meeting. As the other trustees would like to continue to draw upon Mr. DeVos' knowledge and experience, the Board has requested that Mr. DeVos continue to serve the Company as a trustee emeritus in an advisory and non-voting capacity, which Mr. DeVos has agreed to do.

Effective at the Annual Meeting, the number of trustees will be reduced to five. Mr. Lambert, our other current Class I trustee, is standing for re-election at the Annual Meeting.  Mr. Lambert was recommended for re-election to our Board by our Nominating and Corporate Governance Committee, was nominated for re-election by the Board and has accepted the nomination.

Trustees are elected by the holders of a majority of shares present in person or represented by proxy at the Annual Meeting. Shares represented by valid proxies will be voted, if authority to do so is not withheld, for the election of Mr. Lambert. The Board has no reason to believe that Mr. Lambert will be unable to serve as trustee. In the event, however, that Mr. Lambert should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose.

If elected at the Annual Meeting, Mr. Lambert has agreed to serve until the 2016 annual meeting of shareholders and until his successor is duly elected and qualifies, or until his earlier death, resignation or removal. Mr. Lambert is not being nominated for election pursuant to any agreements or understandings between us and him.

Our Board of Trustees unanimously recommends that you vote “FOR” the election of Paul T. Lambert.

Members of the Board of Trustees

Set forth below are descriptions of the backgrounds and principal occupations of each of our trustees with terms expiring after the Annual Meeting and the nominee for trustee, and the period during which each has served as a trustee.

Trustee	Age(1)	Business Experience	Trustee Since
Daryl J. Carter	57
Mr. Carter founded and since 2007 has served as Chairman and Chief Executive Officer of Avanath Capital Management, LLC, an investment firm focused on urban-themed real estate and mortgage investments. From 2005 to 2007, Mr. Carter was an Executive Managing Director of Centerline Capital Group, or Centerline, a subsidiary of Centerline Holding Company (NYSE), and head of the Commercial Real Estate Group. From 2005 to 2007, he was also the President of American Mortgage Acceptance Corporation, a publicly-held, commercial mortgage lender (NYSE-MKT) that was externally managed by Centerline. Mr. Carter became part of Centerline when his company, Capri Capital Finance, or CCF, was acquired by Centerline in 2005 and remained with Centerline until 2006. Mr. Carter co-founded and served as Co-Chairman of both CCF and Capri Capital Advisors in 1992. He was instrumental in building Capri into a diversified real estate firm with $8 billion in real estate equity and debt investments under management. Prior to Capri, Mr. Carter was Regional Vice President at Westinghouse Credit Corporation in Irvine and a Second Vice President at Continental Bank in Chicago. Since 2003, Mr. Carter has served as a trustee of Paragon Real Estate Equity and Investment Trust, traded on the former American Stock Exchange until 2006, Trustee of the Urban Land Institute and Vice Chairman of the National Multifamily Housing Association. He has also served as Chairman of the Commercial Board of Governors of the Mortgage Bankers Association. Mr. Carter serves on the Dean's Advisory Council of the M.I.T. Sloan School of Management.
			February 2009
Donald F. Keating	80	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating graduated from Fordham University with a Bachelor of Science Degree in Finance and served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008
Paul T. Lambert	60
Mr. Lambert serves as the Chief Executive Officer of Lambert Capital Corporation. He served on the Board of Directors and was the Chief Operating Officer of First Industrial Realty Trust, Inc. (NYSE) from its initial public offering in October 1994 to the end of 1995. Mr. Lambert has also served as a trustee of Paragon Real Estate Equity and Investment Trust since November 1998. Mr. Lambert was one of the largest contributors to the formation of First Industrial and one of its founding shareholders. Prior to forming First Industrial, Mr. Lambert was managing partner for The Shidler Group, a national private real estate investment company. Prior to joining Shidler, Mr. Lambert was a commercial real estate developer with Dillingham Corporation, and prior to that, was a consultant with The Boston Consulting Group.
			March 2013

Jack L. Mahaffey	81	Mr. Mahaffey was formerly the President and Chief Executive Officer of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey served in the United States Air Force and is a former board member of the National Coal Association and the National Coal Counsel.	2000
James C. Mastandrea	69
Mr. Mastandrea has over 35 years of experience in the real estate industry and 16 years of experience serving in high level positions of publicly traded companies. He has also served since 2003 as the President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment trusts, which traded on the former American Stock Exchange until 2006. Mr. Mastandrea has also served since 1978 as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 1999 to 2002, Mr. Mastandrea served as Chief Executive Officer and was the sole investor of Eagle’s Wings Aviation Corporation, an entity formed to purchase aviation services business. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE-listed real estate investment trust. Mr. Mastandrea also served in the U.S. Army as a Military Police Officer. Mr. Mastandrea currently is a director of Cleveland State University Foundation Board and a member of the investment committee, a director of University Circle Inc. Board, Cleveland, Ohio, and a member of the real estate committee, and a director of the Calvin Business Alliance Board of Calvin College, Grand Rapids, Michigan. Mr. Mastandrea regularly lectures to MBA students at the University of Chicago and teaches as an adjunct professor at Rice University and also regularly presents to institutional real estate investors in the U.S. and Europe.
			October 2006

(1) As of March 29, 2013.

Qualifications of Trustees

When considering whether our trustees and trustee nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth above and on the following particular attributes:

• Mr. Carter:  The Board considered his management experience with a number of financial and real estate entities and determined that his extensive financial background and demonstrated leadership skills provide exceptional qualification to perform oversight functions as a member of our Audit Committee and as a member of our Board.

• Mr. Keating:  The Board considered his educational and professional experience in the field of finance and accounting, as well as supervisory roles in the accounting industry, and determined that his experience and skills in these industries facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit  Committee and as a member of our Nominating and Corporate Governance and Compensation Committees and our Board.

• Mr. Lambert: The Board considered his significant experience in the commercial real estate industry and financing of development projects, as well as his demonstrated leadership skills, and concluded that he is well qualified to perform oversight functions as a member of our Board.

• Mr. Mahaffey:  The Board considered his demonstrated ability of oversight and decision-making functions during his tenure with companies in the petroleum industry and his experience in managing investments and determined that his expertise in these areas enhances his oversight and administration of our compensation programs in the capacity of

Chairman of the Compensation Committee and as a member of our Nominating and Governance and Audit Committees and our Board.

• Mr. Mastandrea:  The Board considered his prior service to Whitestone as its Chairman and Chief Executive Officer, his more than 35 years of experience in the commercial real estate industry, and his 16 years of experience serving in high level positions of publicly traded companies, and determined that his leadership and intimate knowledge of Whitestone and his extensive experience and familiarity with the commercial real estate industry and public companies are critical to the oversight of our strategic initiatives and the evaluation of our growth and operational performance in his capacity as Chief Executive Officer and Chairman of our Board.

CORPORATE GOVERNANCE

Independence

Our Board has affirmatively determined that five of our six current trustees are “independent” as that term is defined by the New York Stock Exchange ("NYSE") listing standards and applicable SEC rules.  These trustees are Daryl J. Carter, Daniel G. DeVos, Donald F. Keating, Paul T. Lambert and Jack L. Mahaffey.

Meetings and Committees of the Board of Trustees

Our Board met five times during 2012.  Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  All of our trustees attended at least 75% of the meetings for our Board and their assigned committees during 2012. Mr. Lambert was appointed to the Board in March 2013 to fill a vacancy after the Board increased the number of trustees from five to six. Therefore, Mr. Lambert did not participate in any Board meetings in 2012.

All of our trustees serving at the time attended our 2012 annual meeting of shareholders in person. We strongly encourage our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.  Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Daryl J. Carter		X
Daniel G. DeVos (1)	Chairman		X
Donald F. Keating	X	Chairman	X
Paul T. Lambert (2)
Jack L. Mahaffey	X	X	Chairman
Number of Meetings in 2012	3	5	3

(1) Mr. DeVos' term ends at the Annual Meeting, and he is not standing for re-election.
(2) Mr. Lambert joined our Board in March 2013 and has not been appointed to any committees.

Our Board has adopted a charter for each committee. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this Proxy Statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become trustees;

•	recommending nominees for committees of our Board; and

•	overseeing matters concerning corporate governance practices.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. DeVos serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

•	commercial real estate experience;

•	an in-depth knowledge of and working experience in finance or marketing;

•	capital markets or public company experience;

•	university teaching experience in a Master of Business Administration or similar program;

•	a bachelor’s degree from an accredited university or college in the United States or the equivalent degree from an equivalent institution of higher learning in another country;

•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or

•	public or private company board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee.  Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity.  In connection with this evaluation, the committee may interview the candidate in person or by telephone.  After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board determines the nominees after considering the recommendations and a report of the committee. To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. If a shareholder is recommending a candidate to serve on our Board, the recommendation must include the information specified in our bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3), all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and

•
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•
the class, series and number of all shares of stock or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, which are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of stock or other security) in any Whitestone securities of any person;

•	the nominee holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

•
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to security holders of the trust for the shareholder, proposed nominee or shareholder associated person or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•	the name and address of the shareholder, as they appear on our share ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;

•
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and

•
to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on October 9, 2008. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals. For a description of the applicable deadlines for shareholder proposals, see "Solicitation and Voting - How and when may I submit a shareholder proposal for Whitestone's 2014 annual meeting of shareholders?"

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing our accounting and financial reporting process, the audits of its financial statements; and

•	assisting the Board in monitoring the following:

•	the integrity of our financial statements and financial reporting processes and systems of internal controls;

•	the qualifications and independence of our independent accountant;

•	the performances of our independent accountant; and

•	our compliance with legal and regulatory requirements.

The committee also prepares a report each year for inclusion in our proxy statement in accordance with the rules of the SEC.

The committee currently consists of Daryl J. Carter, Donald F. Keating and Jack L. Mahaffey, with Mr. Keating serving as chairman.  Our Board has determined that Mr. Keating is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are as follows:

•	assisting our Board in discharging its responsibilities relating to our overall compensation and benefit structure; and

•	producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations.

The committee currently consists of Daniel G. DeVos, Donald F. Keating and Jack L. Mahaffey, with Mr. Mahaffey serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees.    Executive compensation is reviewed at least annually by the committee.  Our Chief Executive Officer completes performance reviews annually and provides recommendations to the committee with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board or management, to assist it in the performance of its duties. In 2012, the committee engaged Towers Watson & Co., or Towers Watson, an independent executive compensation consulting firm to assist the committee’s review and benchmarking of the 2012 compensation for our executive officers. Towers Watson was selected for its specific expertise in the real estate industry and was directed by the committee to conduct a review and provide the committee with relevant market data to compare the compensation program of our executive officers to other real estate companies.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above.

Board Leadership Structure

Our Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the trustee most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe that consolidating our leadership structure without a lead independent trustee provides an efficient and effective management model, which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board and management.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis – Compensation Related Risk Management.” Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

•	A limitation on expenditures of $1.0 million or more without Board approval;

•	A Board-level Investment Committee that reviews and approves all acquisition decisions;

•	A limitation on base salary of $100,000 for any employee hired unless the Compensation Committee of our Board approves a greater amount;

•	The absence of golden parachute agreements with any named executive officer to help reduce influence of a potential merger or venture decision; and

•	A compliance policy regarding insider information, disclosure of non-public information, and limitation on employee and trustee transactions of our shares.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Corporate Secretary, 2600 S. Gessner, Suite 500, Houston, Texas 77063.  Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Trustees and Executive Officers

The following table sets forth information as of March 29, 2013 regarding the beneficial ownership of our common shares by each of our trustees and our named executive officers and by all trustees and executive officers as a group. The percentage ownership in the following table is based on 17,024,336 common shares outstanding as of the close of business on March 29, 2013.

Name of Beneficial Owner(1)	Common Shares and Units Beneficially Owned(2)	Percentage Ownership
Named Executive Officers:
James C. Mastandrea	338,410(3)	1.96% (4)
John J. Dee	53,950(5)	*
David K. Holeman	33,000(6)	*
Richard Rollnick	4,345(7)	*
Daniel E. Nixon, Jr.	21,667(8)	*
Non-Employee Trustees:
Daryl J. Carter	3,876	*
Daniel G. DeVos	37,745	*
Donald F. Keating	28,269	*
Paul T. Lambert	30,000	*
Jack L. Mahaffey	38,170	*
All executive officers and trustees as a Group (10 persons) (9)	559,432	3.24%

* Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 S. Gessner, Suite 500, Houston, Texas 77063.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)
Includes 61,724 restricted common shares and 234,637 units of limited partnership interest in our operating partnership ("OP units"), which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis. Excludes 114,357 restricted common share units issued pursuant to the Plan.

(4)
The total number of common shares outstanding used in calculating Mr. Mastandrea's percentage ownership assumes that all OP units held by Mr. Mastandrea are redeemed for common shares and none of the OP units held by other persons are redeemed for common shares.

(5)	Includes 38,858 restricted common shares and excludes 95,249 restricted common share units issued pursuant to the Plan.

(6)	Includes 22,971 restricted common shares and excludes 18,000 restricted common share units issued pursuant to the Plan.

(7)	Includes 2,345 restricted common shares and excludes 22,668 restricted common share units issued pursuant to the Plan.

(8)	Includes 15,438 restricted common shares and excludes 22,500 restricted common share units issued pursuant to the Plan.

(9)	None of the shares beneficially owned by our trustees or named executive officers have been pledged as security for an obligation.

Beneficial Owners of More Than 5% of Common Shares

The following table sets forth information regarding the beneficial ownership of our common shares by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common shares. The percentage of class owned in the following table is based upon 17,024,336 common shares outstanding as of the close of business on March 29, 2013.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
The Vanguard Group. Inc.	1,836,842 (1)	10.79%
100 Vanguard Boulevard
Malvern, PA 19355

Vanguard Specialized Funds - Vanguard REIT Index Fund	1,075,272 (2)	6.32%
100 Vanguard Boulevard
Malvern, PA 19355

(1)
The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February 11, 2013 reporting beneficial ownership as of December 31, 2012. The Vanguard Group, Inc. possessed sole voting power over 15,766 common shares, sole dispositive power over 1,821,076 common shares and shared dispositive power with Vanguard Fiduciary Trust Company, its wholly owned subsidiary, over 15,766 common shares.

(2)
The indicated ownership is based solely upon an amendment to the Schedule 13G filed with the SEC by the beneficial owner on February14, 2013, reporting beneficial ownership as of December 31, 2012. Vanguard Specialized Funds - Vanguard REIT Index Fund possessed sole voting power over 1,075,272 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the disclosure requirements of Item 405 of SEC Regulations S-K require our trustees and executive officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, trustees and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2012, all Section 16(a) filing requirements applicable to any officers, trustees and shareholders were timely satisfied, except one late Form 4 by Mr. Rollnick, reporting a grant of restricted common shares, and one late Form 4 by each of Messrs. Keating and Mahaffey, reporting the redemption of OP units in exchange for common shares.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers. Our executive officers serve one-year terms at the pleasure of our Board.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	69	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 – present)
President, Chief Executive Officer and Chairman of the Board of Trustees of Paragon Real Estate Equity and Investment Trust, a real estate company currently focused on value-added real estate and investments in shares of publicly-traded real estate investment trusts (2003 – present); Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company (1978 – present); Chief Executive Officer and sole investor of Eagle’s Wings Aviation Corporation (1999 – 2002), Chairman of the Board of Trustees and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 – 1998).

John J. Dee	61	Chief Operating Officer (October 2006 – present)
Trustee, Senior Vice President, and Chief Financial Officer of Paragon Real Estate Equity and Investment Trust (2003 – present); Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 – 2003); Director of Finance and Administration for Frantz Ward, LLP (2000 – 2002); several management positions and most recently Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 - 2000).

David K. Holeman	49	Chief Financial Officer (November 2006 – present)
Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2006); Controller and Chief Financial Officer of Houston Cellular Telephone Company (1994 – 2003).

Richard D. Rollnick	67	Sr. Vice President – Regional Director (June 2012 – present)
Founding Principal and Managing Director of Allegiant Properties, LLC, a Phoenix based real estate asset management and advisory company (2006-2012); President and member of the board of New York based Crown West Realty, a private real estate investment, development and management company (1995 - 2006).

Daniel E. Nixon, Jr.	64	Sr. Vice President – Regional Director (July 2007 – present)
Executive Vice President for Hull Storey Retail Group, LLC, owner of 17 enclosed malls, totaling 11 million square feet (2000 – 2007), several management positions and most recently Executive Vice President, Director of Retail at First Union Real Estate Investments, a NYSE listed REIT (1978-1999).

______________
(1) As of  March 29, 2013.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis, or CD&A, focuses on our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, which we refer to as the named executive officers, or NEOs, and provides important information and summary material regarding the compensation levels, incentive programs, incentive awards, compensation policy and governance.  The CD&A presents the philosophy, methods and processes that our Compensation Committee, or the Committee, uses to make decisions regarding NEO compensation.

The Committee believes that the information presented herein demonstrates that our NEO team has accomplished significant goals on behalf of our shareholders in 2012, and has done so without cash incentives and with below market salaries.  The NEOs' willingness to voluntarily reduce their base salaries in October 2009 to reduce costs, and expand their responsibilities to maintain efficient operations with reduced manpower, is a powerful statement of commitment to the long term success of our Company and our shareholders.  During 2012, the NEOs' base salaries were restored to the October 2009 levels. Further, we believe the interests of the NEOs are strongly aligned with those of our shareholders, as our Long-Term Equity Incentive Ownership Plan, or the Plan, approved by shareholders in 2008, provides for, among other things, long-term performance-based vesting of our shares, and is currently the primary component of our incentive-based compensation.  We believe the information in this CD&A also demonstrates that our compensation governance program is commensurate with our Company's growth and follows the best practices in the industry.

The Committee's charter specifies the Committee's responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Committee is responsible for the assessment of executive compensation relative to our performance, the rationale in ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A relates to: (1) all compensation components for our five NEOs, and (2) to the extent required, an understanding of our executive compensation and Committee activities, responsibilities and decisions, and provides summary information on the following:

•	our overall compensation programs and characteristics;

•	performance evaluation methodology and results;

•	compensation plans adopted and that may be considered in the future; and

•	comparative market compensation assessment.

Throughout this discussion, James C. Mastandrea, our Chairman and Chief Executive Officer, John J. Dee, our Chief Operating Officer, David K. Holeman, our Chief Financial Officer, Daniel E. Nixon, Jr., our Senior Vice President - Regional Director (Texas and Central) and Richard D. Rollnick, our Senior Vice President - Regional Director (Southwest) are the executives referred to as NEOs.

Highlights and Summary

In 2012, we increased funds from operations core, or FFO Core, by 35% over 2011 while making significant investments for future growth and strengthening our balance sheet.
We define FFO Core by using the National Association of Real Estate Investment Trusts, or NAREIT, definition of funds from operations, or FFO, and adjusting for certain items that are not indicative of the operating results of the Company. We believe these adjustments are appropriate in determining FFO Core as they allow for greater comparability of period over period performance.
Management considers FFO and FFO Core as useful additional measures of performance for an equity real estate investment trust, or REIT, because they facilitate an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO and FFO Core provide a more meaningful and accurate indication of the company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. In addition, we believe that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as most REITs provide some form of adjusted or modified FFO.

For a more detailed explanation of FFO and FFO Core, including a reconciliation to our net income, please refer to “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report.
Other highlights of 2012 include the following:

•	$107.6 million in acquisitions.

•
4.3 million common shares issued in a follow-on equity offering and exchange or reclassification of all non-traded Class A common shares to tradable Class B common shares and change of designation of Class B common shares to "common shares."

•	Gross real estate assets increased 40% by year-end 2012 compared to year-end 2011.

•	Total return to common shareholders (price appreciation plus dividend) of 27.6%.

These financial results reflect our focus on making investments that will improve FFO Core in future years and create long-term value for our shareholders. Although improved performance was expected in 2012 versus 2011, the Committee elected to maintain current compensation programs in 2012 until we have further growth in our overall financial performance.

Key compensation related decisions in 2012 were:

•	No bonus payments were made for 2012 performance to our NEOs, other than a small appreciation bonus to our Chief Financial Officer.

•	All reductions to perquisites and miscellaneous expenses that were implemented in 2009 remained in place in 2012.

•	No additional incentive or compensation programs were adopted in 2012.

•	No changes to our existing incentive program were made.

We believe the actions of the Company and the Committee in 2012 reflect not only the best interests of the shareholders but also many of the industry best practices in compensation governance, including:

•	A general policy of pay-for-performance and an alignment of the interests of our NEOs with the economic interests of our shareholders.

•
Three levels of compensation - base salary and two levels of variable compensation, comprised of a potential short-term annual bonus and a long-term incentive program consisting of awards earned over many years.

•	Elimination of cash bonuses during a period of downward economic and operating pressure.

•	Reorganization of operating functions and combining of responsibilities.

•
Continuous oversight, evaluation and monitoring of general economic conditions, the markets associated with our assets, our tenant base, and general operating and financial policies to determine if the actions/decisions that drive incentive compensation would involve any unnecessary or excessive risk.

Shareholder Say-on-Pay

As a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, the Company's shareholders are permitted to cast an advisory vote on executive compensation (commonly called a “say-on-pay proposal”). At our annual meeting of shareholders in 2011, 91% of the votes cast on the say-on-pay proposal were voted in favor of the resolution. The Committee believes this vote reflects general approval of the structure of the Company's executive compensation program and supports the Committee's position that our program appropriately aligns the interest of executives with the interest of shareholders. The Committee considered the shareholder support in continuing to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider voting results for say-on-pay proposals in future years when making compensation decisions for the Company's executive officers.
In accordance with a majority of votes cast (66%), the Board determined to hold future advisory votes on executive compensation every three years until the next required shareholder vote on the frequency of the shareholder votes on executive compensation in 2017. As such, we are not holding an advisory vote on executive compensation this year, and our next say-on-pay advisory vote will be held at our annual meeting of shareholders in 2014.

Compensation Strategy and Philosophy

Total compensation for our NEOs is heavily weighted toward long-term incentive opportunity and highly correlated with increasing shareholder value, consistent with the overall philosophy and compensation strategy adopted by the Committee.

The Committee believes that the most effective executive compensation strategy is one that encourages entrepreneurship, which is a core driver of creating real estate value. Our strategy is designed to target specific annual and long-term goals defined by management and approved by our Board, and aligns the economic interests of Company executives with shareholders. This strategy is designed to reward the achievement of established goals that contribute to increased shareholder value.

The Committee believes that an effective executive compensation strategy has several components aimed at specific objectives and timeframes.

•
Base Salary. The Committee believes the base salary should be reflective of position, responsibility and experience, and correlated with market-based salary levels for similar positions with competitor companies. The Committee believes that the 50th percentile level of our competitive market is the appropriate benchmark to target for base salary at this time for our growth and size; however, the current base salaries of members of our senior management, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, fall below that level.

•
Annual Incentive Bonus. A bonus provides an opportunity for selected employees (and potentially all employees) to receive an annual cash (or potentially cash and shares) award based on the achievement of specific organization, operating and financial goals and objectives at three levels during any fiscal year of our operation:

•	corporate performance;

•	business unit (functional area) performance; and

•	individual performance.

Currently, we have not formalized an annual bonus incentive plan, but may design a plan in the future. The Committee believes that any design of an annual bonus incentive plan should establish a threshold, target and maximum incentive opportunity for participants. Additionally, the annual incentive plan should be designed to provide an effective weighting and performance measurement system for corporate, business unit (functional), and individual objectives, and be flexible to adapt to our changing needs and circumstances. Because of the current economic conditions, annual incentive bonuses were generally eliminated subsequent to March 2008.

•
Long-Term Equity Incentive Plan. In July 2008, our shareholders approved the Plan to provide equity-based grants as incentive compensation to our NEOs and other employees. A long-term incentive plan is an opportunity for our NEOs and all employees to receive grants of equity (restricted common shares and restricted common share units) that vest upon the achievement of long-term incremental value for the Company and our shareholders. The Plan is designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy and is considered by the Committee to be an important component of total compensation and key retention of participants.

•
Benefits and Other Perquisites. We provide the NEOs, as well as all other employees, a full range of benefits related to insurance for health and security. These benefit plans, and other perquisites to key employees, are consistent with those of our competitors for experienced executives and are an important component of retention.

The Committee's charter outlines the Committee's key objectives in the governance of compensation plan development and award decisions, including its major responsibilities to evaluate our performance and executive compensation and the relationship between them in any year and over time, one of the fundamental rationales for incentive compensation. Additionally, the Committee must ensure to the extent possible that we maintain our ability to attract and retain employees in key positions and that compensation opportunities to key employees remain competitive relative to those of similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages currently provided reflect the elements outlined above and have specific performance measurement and accountability that correlate with the receipt of incentive awards.

Compensation Objectives

Objective	Compensation Elements Designed to Meet Objective
Compensation should be linked to performance.
Based on 2012 performance and general economic conditions, no annual bonus was paid to our NEOs in 2012 (other than a small appreciation bonus to our Chief Financial Officer); a significant portion of each NEO's pay opportunity relates to the awards granted pursuant to the Plan in 2009, which will vest based on increases in FFO to levels established at the time the grants were made.

Compensation should be fair and competitive.
We believe our base pay and benefits are at a level relative to the competitive market such that we can attract and retain talented employees in our industry. Additional pay opportunity is available through annual and long-term awards, subject to Company and individual performance.

Executive share ownership is expected.
Our long-term incentive award program is a key means by which executives are rewarded for financial performance. As restricted shares vest, we expect our executives will retain a significant number of their vested shares.

The Committee and the Board exercise independent judgment.
On behalf of our shareholders, the Committee and our Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

Compensation may be structured to meet corporate tax and accounting rules.	We attempt to structure our awards and compensation programs, to the extent possible, in such a way that they are deductible to us under Section 162(m) of the Internal Revenue Code, as amended.

Roles and Responsibilities in Compensation Decisions

The Committee is specifically responsible for compensation decisions related to the Chairman and Chief Executive Officer. The Committee reviews, assesses and approves recommendations from the Chairman and Chief Executive Officer regarding any determination of base salary and bonuses to all officers, including the other NEOs. The Committee's philosophy and strategy, and the programs adopted by our Board, establish the general parameters within which the Chairman and Chief Executive Officer recommends compensation for the other NEOs.

James C. Mastandrea, Chairman and Chief Executive Officer, annually reviews the performance of our other officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award. The Committee also evaluates the performance of our NEOs.

The Committee hires an independent outside compensation consultant familiar with the real estate industry for use in the assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors. This information is used by the Committee to review the Company's current pay programs and levels and to address questions related to effective compensation plans and associate retention.

For assistance in analyzing our compensation in 2008 through 2011, the Committee engaged CEL & Associates, or CEL, as executive compensation advisor. For assistance in analyzing our 2012 compensation, the Committee engaged Towers Watson (NYSE:TW) as our executive compensation advisor.

The Chairman and Chief Executive Officer may also hire independent compensation advisors (other than those hired by the Committee) in conjunction with the Committee to provide the Committee with additional information for compensation levels and programs for the Committee's consideration, but no additional compensation advisor was engaged in 2012.

Setting Executive Compensation

Based on the strategy and philosophy described above, the Committee has structured our annual and long-term executive compensation to motivate the NEOs to achieve our business goals and reward the executive officers for achieving those goals.

As a part of the compensation decision making process, the Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other real estate investment trusts, or REITs, which we refer to as the Compensation Peer Group.  The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies with which we believe we compete for talent, investment opportunity, and shareholder investment.

For 2012, Towers Watson identified our Compensation Peer Group based primarily on the following criteria:

•	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform;

•
Real estate companies that focus on shopping centers, retail assets and related community-based property types consistent with our strategy of creating communities, including office, healthcare and diversified categories;

•
Companies of similar size as us measured by market capitalization (implied market capitalization and total capitalization), gross leasable area (square feet), number of properties and number of employees; and

•	Companies that report a range of performance results (FFO and FFO per share) that are comparable to those of our Company.

A total of 12 public companies were used in the Towers Watson analysis for 2012 and are listed below with their respective exchange ticker symbol.

Agree Realty Corporation (NYSE: ADC)	Gyrodyne Company of America, Inc. (NASDAQ: GYRO)
AmREIT, Inc. (NYSE: AMRE)	Kite Realty Group Trust (NYSE: KRG)
Cedar Realty Trust, Inc. (NYSE: CDR)	Mission West Properties, Inc. (NASDAQ: MSW)
Cogdell Spencer Inc. (1)	Monmouth Real Estate Investment Corp. (NYSE: MNR)
First Real Estate Investment Trust of New Jersey (OTC: FREVS)	One Liberty Properties, Inc. (NYSE: OLP)
Gladstone Commercial Corporation (NASDAQ: GOOD)	Urstadt Biddle Properties, Inc. (NYSE: UBA)

(1) Traded on the NYSE under the symbol CSA prior to April 2, 2012. Acquired by Ventas, Inc (NYSE: VTR) on April 2, 2012.

We compete with many companies for experienced executives, and the Committee generally has set compensation for the NEOs relative to the range of compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations to this objective may occur as dictated by the experience level of the individual, market factors, and circumstances particular to us.

The philosophy of the Committee is to provide programs that offer a significant percentage of total compensation from performance-based incentives.  Alignment of key management and employees with our growth and the creation of value is the guiding principle of our compensation program.  Currently, given our relatively limited operating history as an publicly traded REIT, policies, specific incentive compensation targets and the mix between cash and equity incentives for key employees will continue to evolve.

The Committee will continue to review a variety of information, including that provided by compensation consultants, as necessary, in the future to determine the appropriate level and mix of incentive compensation. Income from incentive compensation is realized as a result of our performance and that of individual performance, measured against established goals.  The Committee believes that our NEOs must think and act like owners to create value, and therefore a significant portion of total compensation to our NEOs should be in the form of share-based long-term incentive compensation. The Committee and management continue to evaluate annual incentive plans as part of the comprehensive compensation program.

Compensation Related Risk Management

Incentive compensation plans and other opportunities for additional compensation are triggered by financial and operating results and achieved by the behavior and decisions of management. As a part of compensation administration, the Committee must take an oversight role to monitor the actions of management to ensure that the incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders. This “risk management” aspect of the Committee's responsibility is an evolving duty and focus. The Committee has taken certain steps to establish policies that will limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs. The relatively smaller size of our Company at this time makes these risk management policies easier to manage. However, as the Company grows, the Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed the intended risk level of the Company.

Employment Agreements; Payments Upon Change of Control

We have not entered into employment agreements with any of our executive officers. However, the Plan provides for certain vesting for all participants in the event of a change in control.  The following summarizes the compensation payable to each NEO in the event of a termination of the executive's employment.

Payments Made Upon Any Termination. In all events, we are obligated to pay all salary and benefits accrued to the executive through and including the date of termination.

Payments Made Upon Voluntary Separation. In the event of a voluntary separation, we are obligated to pay all salary and benefits accrued to the executive through and including the date of separation. Acceleration of the vesting of restricted common shares or restricted common share units will not occur in this circumstance.

Payments Made Upon Death or Disability. In addition to the payment of all salary and benefits accrued to the executive through and including the date of death or disability, in the event of the executive's death or disability, any unvested restricted common shares or unvested restricted common share units shall immediately vest.

Award Vesting Acceleration. In the event of a Change in Control, as defined below, any unvested restricted common shares or restricted common share units granted pursuant to the Plan will automatically vest prior to the consummation of such Change in Control.  In addition, if there are any restricted common share units that have been allocated but not yet granted and the employee remains employed with the acquiring or successor entity, then the employee must receive an award of a comparable value covering shares of the successor corporation. For details regarding unvested restricted common shares and common share units held by our NEOs as of December 31, 2012, see "Executive Compensation - Outstanding Equity Awards at Fiscal Year End 2012."

Change in Control means, unless otherwise defined in the applicable award agreement, any of the following events:

•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•
during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in the first two bullet points above or the following two bullet points below;

•	our complete liquidation or dissolution;

•	the sale or other disposition of all or substantially all of our assets to any person; or

•
with respect to award agreements for James C. Mastandrea, as Chairman and Chief Executive Officer, John J. Dee, the Chief Operating Officer, and David K. Holeman, the Chief Financial Officer, only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

2012 Executive Compensation Elements

A description of our compensation elements during 2012 are presented below.

Base Salary. The NEOs receive a base salary established by an assessment of the responsibilities, skills and experience related to their respective positions, and an evaluation of the base salary of comparable positions in peer companies in the market in general. Other factors considered in base salary determinations are individual performance, the success of each business unit (functional area), the competitiveness of the executive's total compensation, our ability to pay an appropriate and competitive salary, and grants under our Plan.  Base salary represents the fixed component of compensation for the NEOs. Our objective is to provide competitive base pay to attract and retain executives with the skills needed to execute our Community Centered Property strategy. Our executive officers voluntarily reduced their pay in 2009 by 12.5%, and that pay decrease continued through 2011. During 2012, our NEOs' base salaries were restored to the October 2009 levels.
The Committee continues to review the base salaries at least annually. As we grow and increase our overall financial position, the Committee will also review whether and when it will be appropriate to make any adjustments based on a comparison to competitive market data. At this time, no decision has been made as to the specific financial performance that is needed to make that change.
Annual Bonus. At this time, we do not have an annual cash incentive plan, though the Committee may adopt one and may, in accordance with that plan, award annual bonuses to an executive for the achievement of specific operating and financial goals by us, the individual's business unit or functional area, and the individual's personal achievements and performance. Because of the difficult economic times, no bonuses were paid in 2012, other than a small appreciation bonus to our Chief Financial Officer.

Long-Term Equity Incentive Compensation. The primary incentive vehicle for our executive officers is the initial grant of performance-based equity awards from the Plan in January 2009.  Because the majority of the NEOs' annual salaries have been below the Committee's goal of the 50th percentile of our Compensation Peer Group, the value of the grants from the Plan are a significant portion of compensation compared to annual cash compensation, which was intended to provide a meaningful incentive to create value for our shareholders by growing our Company and becoming listed on a national securities exchange.

The awards were comprised of restricted common shares and restricted common share units and were designed to provide equity awards for a five-year period. The awards only vest if the Company exceeds pre-established FFO targets, which represent increasing levels of growth in financial performance. The first 10% of the awards vested in 2010 and the remaining 90% are eligible to vest if we achieve specified FFO targets, as shown in the table below.

Portion of Original Award	FFO required to vest	Required growth over 2012 FFO
20%	$11.1 million	8%
20%	$18.3 million	78%
25%	$28.9 million	181%
25%	$43.0 million	317%

Following his promotion to Senior Vice President-Regional Director in June 2012, Richard D. Rollnick was granted a total of 23,450 common share units. Ten percent of the total award, 2,345 common share units, are time-vested, with one-third vesting on August 1, 2012, the date of the grant, and the remainder vesting ratably on the second and third anniversaries of the date of the grant. Ninety percent of the total award, 21,105 common share units, vest on the performance-based schedule set forth above, with the "Portion of Original Award" being based on Mr. Rollnick's total grant of 23,450 common share units.

The total remaining unvested shares for each of our NEOs are shown in the following table. These awards represent a significant portion of the pay opportunity for our NEOs, through the end of the performance period on December 31, 2013.

Executive	Unvested Performance-Based Restricted Common Shares and Restricted Share Units
James Mastandrea	174,357
John Dee	132,749
David Holeman	40,500
Daniel Nixon	37,500
Richard Rollnick	21,105

The grants may provide significant value for the NEOs, but because the grants are 100% performance based, the NEOs will only receive that value by achieving specified financial goals for the Company.  The Committee believes the NEOs are truly shoulder-to-shoulder with the shareholders and motivated to achieve extraordinary operating results to have the grants vest and the restrictions removed.

Perquisites and Other Personal Benefits. We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

On July 9, 2010, upon the unanimous recommendation of the Committee, we entered into an arrangement with Mr. Mastandrea with respect to the disposition of his residence in Cleveland, Ohio. Mr. Mastandrea listed the residence for sale in the second half of 2007 and continued to pay for security, taxes, insurance and maintenance expenses related to the residence. Pursuant to the relocation arrangement, as amended on August 9, 2012, we were obligated to pay Mr. Mastandrea the shortfall, if any, in the amount realized from the sale of the Cleveland residence below $2,450,000, plus tax on the amount of such payment at the maximum federal income tax rate. The amount of the shortfall was to be paid in a combination of cash and common shares at the market value of the shares, as determined upon agreement between Mr. Mastandrea and the Committee.

In addition, the arrangement required us to continue paying the previously agreed upon cost of housing expenses for the Mastandrea family in Houston, Texas for a period of one year following the date of sale of the residence. Additionally, we had previously agreed to reimburse Mr. Mastandrea for out-of-pocket moving costs including packing, temporary storage, transportation and moving supplies.

On December 21, 2012, Mr. Mastandrea sold the residence to a third party for a price of $1,125,000. Pursuant to the relocation arrangement, we paid Mr. Mastandrea cash of $1,325,000, representing the shortfall of the amount realized from the sale of the property, and $852,000, which represented moving expenses and closing costs incurred by Mr. Mastandrea, as well as the amount of federal taxes payable by Mr. Mastandrea. No common shares were issued. The total expense incurred by us of $2,177,000 is presented separately in our consolidated financial statements. In addition, we received a note for $975,000 from the buyer. The note bears interest at a rate of 4.5% and matures on December 31, 2013.

Compensation Committee Interlocks and Insider Participation

The Committee is currently comprised of Messrs. DeVos, Keating and Mahaffey. None of the members of the Committee during 2012 is or has served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on the Committee or our Board.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Whitestone's Annual Report on Form 10-K.

Respectfully submitted,
Whitestone REIT Compensation Committee
Jack L. Mahaffey, Chairman
Daniel G. DeVos
Donald F. Keating

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid by the Company to each of our NEOs in 2010, 2011 and 2012.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Common Share Awards (3)	All Other Compensation		Total
James C. Mastandrea	2012	$284,135	$—	$—	$2,256,073	(4)	$2,540,208
Chairman & Chief	2011	262,500	—	—	72,117	(5)	334,617
Executive Officer	2010	262,500	—	79,907	83,265	(6)	425,673
John J. Dee	2012	189,423	—	—	7,966	(7)	197,389
Chief Operating Officer	2011	175,000	—	—	8,372	(7)	183,372
	2010	175,000	—	62,943	23,916	(8)	261,860
David K. Holeman	2012	167,640	13,745	—	—		181,384
Chief Financial Officer	2011	154,875	—	—	—		154,875
	2010	154,875	14,271	21,862	—		191,008
Daniel E. Nixon, Jr.	2012	172,565	—	—	5,322	(9)	177,886
Senior Vice President -	2011	159,425	—	—	4,966	(9)	164,391
Regional Director	2010	159,425	—	20,301	1,394	(9)	181,120
Richard D. Rollnick (10)	2012	112,529	—	313,292	900	(9)	426,731
Senior Vice President -	2010	—	—	—	—		—
Regional Director	2009	—	—	—	—		—

(1)	Base salary paid in 2012, 2011 and 2010.

(2)	Discretionary bonuses for 2012 and 2010.

(3)
Represents the grant date fair value of restricted common shares and restricted common share units with a 2012 and 2010 grant date and does not necessarily reflect compensation actually received by the NEOs in 2012 and 2010.  The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 13 to our audited financial statements for the year ended December 31, 2012 as included in our Annual Report.

(4)
Represents (a) executive relocation expense of $2,177,000 (for further discussion, see "Compensation Discussion and Analysis - 2012 Executive Compensation Elements - Perquisites and other Personal Benefits"), (b) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (c) housing costs of $61,836, (d) matching contributions under our 401(k) plan, (e) health insurance, and (f) relocation related travel of $3,843.

(5)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $46,657, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $17,688.

(6)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $34,021, (c) matching contributions under our 401(k) plan, (d) health insurance, and (e) relocation related travel of $11,276.

(7)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, and (b) matching contributions under our 401(k) plan.

(8)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $20,724, and (c) matching contributions under our 401(k) plan.

(9)	Represents matching contributions under our 401(k) plan.

(10)
Mr. Rollnick was promoted from Director of Real Estate Development to Senior Vice President - Regional Director in June 2012. Compensation includes all compensation received for the full year in 2012, including the common share units granted to Mr. Rollnick, as described in "Compensation Discussion and Analysis - 2012 Executive Compensation Elements - Long-Term Equity Incentive Compensation."

Grants of Plan Based Awards

The following table sets forth certain information with respect to common share and common share units granted during the year ended December 31, 2012 for each NEO.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Share Awards (2)
Richard D. Rollnick	8/1/2012	—	—	—	2,345 (3)	$31,329
Richard D. Rollnick	8/1/2012	4,690	4,690	21,105		281,963

(1) For details regarding the equity incentive awards, see "Compensation Discussion and Analysis - 2012 Executive Compensation Elements - Long-Term Equity Incentive Compensation" above.
(2) Amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 13 to our audited financial statements for the year ended December 31, 2012 as included in our Annual Report.
(3) Restricted common share units, of which one-third vested on August 1, 2012, one-third will vest on August 1, 2013, and one-third will vest on August 1, 2014.

Outstanding Equity Awards at Fiscal Year End 2012

The following table sets forth certain information with respect to the market value of all unvested share and unit awards held by each NEO as of December 31, 2012.

Name	Share Awards
	Number of Shares that Have Not Vested(1)	Market Value of Shares that Have Not Vested(2)	Equity Incentive Plan Awards Number of Shares or Units that Have Not Vested(3)	Equity Incentive Plan Awards Market Value of Shares or Units that Have Not Vested(2)
James C. Mastandrea	1,724	$24,222	38,746	$544,381
John J. Dee	1,358	19,080	29,500	414,475
David K. Holeman	471	6,618	9,000	126,450
Daniel E. Nixon, Jr.	438	6,154	8,334	117,093
Richard D. Rollnick	1,563	21,960	4,690	65,895

(1)	The restricted common shares vest on April 19, 2013, except Mr. Rollnick's shares, of which half vest on August 1, 2013 and half vest on August 1, 2014.

(2)	Market value based on closing price of common shares of $14.05 on December 31, 2012.

(3)
Reflects restricted common shares and restricted common share units that will vest at the target performance goal, or 30% of the original total award, less the restricted common shares and restricted common share units that vested upon the Company meeting the threshold performance goal, or 10%, of the total award.

2012 Option Exercises and Shares Vested

We did not grant any stock options to employees during the year ended December 31, 2012.  The following table sets forth information with respect to shares and units vested during the year ended December 31, 2012.

Name	Common Share Awards (1)
	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (3)
James C. Mastandrea	1,724	$22,446
John J. Dee	1,358	17,681
David K. Holeman	472	6,145
Daniel E. Nixon, Jr.	438	5,703
Richard D. Rollnick	782	10,447

(1)
Except for shares granted to Mr. Rollnick, all share awards shown were granted on April 19, 2010 and were scheduled to vest in three equal installments on April 19, 2011, April 19, 2012 and April 19, 2013. Shares granted to Mr. Rollnick on August 1, 2012 were scheduled to vest in three equal installments on August 1, 2012, August 1, 2013 and on August 1, 2014.

(2)	Shares vested on April 19, 2012, except for Mr. Rollnick's shares, which vested on August 1, 2012.

(3)	Based on the closing price of common shares of $13.02 on April 19, 2012 and $13.36 on August 1, 2012 with respect to Mr. Rollnick's shares.

COMPENSATION OF TRUSTEES

Cash Compensation

Effective June 1, 2012, our non-employee trustees are paid an annual fee of $20,000. Prior to June 1, 2012, our annual fee to non-employee trustees was $10,000. In addition, our non-employee trustees receive $1,000 for each in-person or $500 for each telephonic Board meeting they attend and a $1,000 per diem fee when an independent trustee is required to travel to another city to review properties for acquisition or perform other services. Additionally, each non-employee trustee receives an annual grant of 1,500 common shares and, at the option of the trustee, any monetary fees may be received in the form of common shares.

Trustees do not receive additional compensation for committee meetings. Non-employee trustees are also reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings.

Equity Awards

On March 25, 2009, each of our independent trustees was granted 1,667 restricted common shares, which vested in equal installments on or about March 25, 2010, 2011, and 2012.

On May 22, 2012, each of our independent trustees was granted 1,500 common shares.

2012 Trustee Compensation

The table below summarizes the compensation we paid to each non-employee trustee in 2012.  No employee who serves as a trustee is paid for those services.

Name(1)	Fees Earned or Paid in Cash	Share Awards(2)	Total(3)
Daryl J. Carter	$9,417	$28,962	$38,379
Daniel G. DeVos	—	38,379	38,979
Donald F. Keating	21,334	19,545	40,879
Jack L. Mahaffey	24,334	19,545	43,879

(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee and thus receives no compensation for his services as a trustee. The compensation received by Mr. Mastandrea is included under "Executive Compensation - Summary Compensation Table" above.

(2)
On May 22, 2012, each independent trustee was awarded 1,500 common shares. Mr. DeVos was paid all of his trustee fees and Mr. Carter was paid half of his trustee fees in common shares. The share award amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 13 to our audited financial statements for the year ended December 31, 2012 as included in our Annual Report.

(3)	We do not have a pension plan or non-qualified deferred compensation plan.

PROPOSAL NO. 2 - REAPPROVAL OF PERFORMANCE GOALS UNDER THE 2008 LONG-TERM EQUITY INCENTIVE OWNERSHIP PLAN

Summary of Proposal

We are asking our shareholders to reapprove the performance goals used for performance-based awards granted under our 2008 Long-Term Equity Incentive Ownership Plan, as amended, or the Plan, to preserve our ability to take a federal tax deduction for certain compensation awards.

Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), imposes an annual limit of $1,000,000 on the tax deduction that is available to public companies for compensation paid to each of the chief executive officer, who is the chief executive officer on the last day of the company's taxable year, and the other three most highly compensated executive officers, other than the chief financial officer, who are executive officers on the last day of the company's taxable year, unless the compensation is performance-based. In order for awards granted under the Plan to qualify for this exception, however, the performance-based compensation must be paid based upon the achievement of one or more performance goals that have been disclosed to and approved by our shareholders.

The Company's shareholders approved the Plan, including the performance measures used for performance-based awards under the Plan, at our annual meeting of shareholders held on July 29, 2008. Under Section 162(m), our shareholders must reapprove the performance measures by our 2013 Annual Meeting in order for awards granted thereafter under the Plan to qualify as performance-based compensation.

Because almost five years have passed since approval of the Plan by shareholders, the Board is submitting this proposal to shareholders for reapproval of the performance goals set forth in the Plan. Whitestone's shareholders are only being asked to reapprove the performance goals included in the Plan. Please note that we are not asking shareholders to reapprove the entire Plan or to authorize additional common shares for issuance under the Plan. If our shareholders do not approve this Proposal No. 2, only the tax characteristics of awards granted under the Plan will be impacted, not the ability of the Committee to issue awards under the Plan. Further, shareholder reapproval of the performance measures is only one of several requirements under Section 162(m) that must be satisfied for awards under the Plan to qualify for the performance-based compensation exception, and reapproval of the performance measures by shareholders should not be viewed as a guarantee that all amounts paid under the Plan will, in practice, be deductible by us.

The Performance Measures

The Plan provides that incentive awards designed to qualify for the performance-based exception of Section 162(m) may be made subject to conditions and restrictions, including achievement of one or more specified performance measures. The performance measures contained in the Plan, which were previously approved by our shareholders, are:

•earnings before interest, taxes, depreciation and/or amortization;
•operating income or profit;
•operating efficiencies;
•return on equity, assets, capital, capital employed or investment;
•net income;
•earnings per share;
•utilization;
•net investment income;
•gross profit;
•loan loss ratios;
•stock price or total shareholder return;
•net asset growth;
•debt reduction;
•FFO;
•strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures;
•property acquisitions;
•corporate acquisitions and mergers;
•equity offerings; or
•any combination thereof.

These are the performance measures that shareholders are being asked to reapprove. In granting awards under the Plan, the Committee may select one criterion or multiple criteria for measuring performance.

General Plan Information

The purpose of the Plan is to promote the interests of Whitestone and our shareholders by strengthening our ability to attract and retain highly competent trustees, officers, employees and consultants by providing a means to encourage equity ownership and proprietary interest by trustees, officers, employees and consultants. The Plan, including the performance measures used for performance-based awards under the Plan, was adopted by our Board and approved by our shareholders at the 2008 annual meeting of shareholders held on July 29, 2008. The Plan provides for the grant of share options, restricted common share units, restricted common shares, share appreciation rights, other share-based incentive awards, restricted units and performance awards to our trustees, officers, employees, consultants and other key persons providing services to us and our subsidiaries.

The following table provides information with respect to the Plan under which our equity securities are authorized for issuance as of December 31, 2012. As noted above, we are not seeking authorization for additional shares under the Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	__ (1)	—	1,888,534(2)
Equity compensation plans not approved by security holders	__	—	__
Total	__	—	1,888,534

(1)	Excludes 632,589 common shares subject to outstanding restricted common share units granted pursuant to the Plan.

(2)
Pursuant to the Plan, the maximum aggregate number of common shares that may be issued under the Plan will be increased upon each issuance of common shares by the Company so that at any time the maximum number of shares that may be issued under the Plan shall equal 12.5% of the aggregate number of common shares of Whitestone and OP units issued and outstanding (other than OP units to or held by Whitestone). There were initially 2,063,885 common shares reserved under the Plan, subject to adjustments for changes in our capital structure, including, without limitation, stock splits, dividends and recapitalizations.

The Committee administers the Plan, except with respect to awards to non-employee trustees, for which the Plan is administered by the Board. The Committee or the Board, as applicable, determines all terms of awards under the Plan, who receives grants under the Plan and the number of common shares subject to each grant. Awards under the Plan are subject to the discretion of the Committee, and no determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the Plan. Therefore, it is not possible to determine the future benefits that will be received by participants under the Plan. For a discussion of grants that were made under the Plan during 2012, see “Executive Compensation.” Committee members must qualify as “outside directors” under Section 162(m) in order for awards under the Plan to qualify as deductible performance-based compensation under Section 162(m). All of our current Committee members meet this requirement.

In the event of any “change of control” of Whitestone, including, but not limited to, certain transfers of voting securities, mergers, consolidations, divisions, business combinations, certain changes in the composition of our Board and the sale of all or substantially all of our assets, the Committee may, in its discretion, provide that all or a portion of the outstanding awards shall vest, become immediately exercisable or payable and have all restrictions lifted.

Our Board may amend the Plan at any time. In addition, the Board may also suspend the granting of awards under the Plan or terminate the Plan at any time. However, the Plan requires shareholder approval for any amendment, suspension or termination that would be required to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply with or if such amendment, suspension or termination constitutes a material revision to the Plan. For purposes of the Plan, a material revision includes, but is not limited to, (a) a material increase in the number of shares subject to the Plan; (b) an expansion on the types of awards under the Plan; (c) a material expansion of the class of employees, trustees or other participants eligible to participate in the Plan; (d) a material extension of the term of the Plan; and (e) a material change to the method of determining the “Option Price” under the Plan. A revision that curtails rather than expands the scope of the Plan does not constitute a material revision to the Plan.

The above description of the Plan is a summary and is qualified in its entirety by reference to the full text of the Plan. Accordingly, we advise you to review the Plan, a copy of which was filed with the SEC as Exhibit 10.1 to Whitestone's Current Report on Form 8-K filed on July 31, 2008, and the first amendment to the Plan, a copy of which was filed with the SEC as Exhibit 10.30 to Whitestone's Annual Report on Form 10-K, filed on March 1, 2011, and incorporated herein by reference.   Any shareholder who wishes to obtain a copy of the Plan may do so by written request to Whitestone REIT, Attention: Investor Relations, 2600 S. Gessner, Suite 500, Houston, Texas 77063.

Vote Required

If a quorum is present, the proposal to reapprove the performance goals under the Plan will be approved if a majority of the shares present in person or by proxy and casting a vote on this proposal vote “FOR” the proposal. Abstentions will not be deemed votes cast and will have no effect on the proposal.

Our Board of Trustees believes that it is advisable and in the best interests of our Company and our shareholders to reapprove the performance goals set forth in the Plan and unanimously recommends that you vote "FOR" the proposal to reapprove the performance goals set forth in the Plan.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of three independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with generally accepted accounting principles, or GAAP, and for the establishment and effectiveness of internal control over financial reporting.  The Company's independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C., or PKF, is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and PKF.  We held five meetings during 2012.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and PKF. We discussed with PKF the overall scope and plans of their annual audit and quarterly reviews.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2012 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2012 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PKF the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding PKF's communications with the Audit Committee concerning independence, and has discussed with PKF its independence.  When considering the independence of PKF, we considered whether its array of services to Whitestone beyond those rendered in connection with its audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining its independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services, to PKF.
Based on the foregoing review and discussions and relying thereon, we have recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2012 be included in Whitestone’s Annual Report on Form 10-K.  The Audit Committee also reappointed, and the Board has approved, PKF as Whitestone's independent registered public accounting firm for the fiscal year ending December 31, 2013.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Donald F. Keating, Chairman
Daryl J. Carter
Jack L. Mahaffey

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees billed for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2012 and 2011, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2012	2011
Audit Fees (1)	$342,368	$238,560
Tax Fees (2)	—	22,440
All Other Fees(3)	49,797	51,746
Total	$392,165	$312,746

(1)
Fees for audit services billed in 2012 and 2011 included the following (i) audits of our annual financial statements and the effectiveness of our internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of consents and other services related to SEC matters.

(2)	Fees billed for assistance with matters principally related to tax compliance, tax planning and tax advice.

(3)	Fees billed primarily related to the filing of our registration statements with the SEC.

Our Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the providing of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be pre-approved by our Audit Committee in advance.  Our Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  Our Audit Committee believes that our independent registered public accounting firm can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the firm’s independence and that the tax services do not constitute prohibited services pursuant to the SEC and/or NYSE rules, though in 2012, we chose to have another accounting firm perform these tax services. The authority to approve services may be delegated by our Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to our Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during the years ended December 31, 2012 and 2011 were pre-approved by our Audit Committee in accordance with its policies.

PROPOSAL NO. 3 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PKF to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

The Board asks shareholders to ratify the selection of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion, may select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Whitestone and our shareholders.  Whitestone does not expect a representative from PKF to attend the 2013 Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

Our Board of Trustees unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Executive Relocation

On July 9, 2010, upon the unanimous recommendation of the Committee, we entered into an arrangement with Mr. Mastandrea with respect to the disposition of his residence in Cleveland, Ohio. Mr. Mastandrea listed the residence for sale in the second half of 2007 and continued to pay for security, taxes, insurance and maintenance expenses related to the residence. Pursuant to the relocation arrangement, as amended on August 9, 2012, we were obligated to pay Mr. Mastandrea the shortfall, if any, in the amount realized from the sale of the Cleveland residence below $2,450,000, plus tax on the amount of such payment at the maximum federal income tax rate. The amount of the shortfall was to be paid in a combination of cash and common shares at the market value of the shares, as determined upon agreement between Mr. Mastandrea and the Committee.

In addition, the arrangement required us to continue paying the previously agreed upon cost of housing expenses for the Mastandrea family in Houston, Texas for a period of one year following the date of sale of the residence. Additionally, we had previously agreed to reimburse Mr. Mastandrea for out-of-pocket moving costs including packing, temporary storage, transportation and moving supplies.

On December 21, 2012, Mr. Mastandrea sold the residence to a third party for a price of $1,125,000. Pursuant to the relocation arrangement, we paid Mr. Mastandrea cash of $1,325,000, representing the shortfall of the amount realized from the sale of the property, and $852,000, which represented moving expenses and closing costs incurred by Mr. Mastandrea, as well as the amount of federal taxes payable by Mr. Mastandrea. No common shares were issued. The total expense incurred by us of $2,177,000 is presented separately in our consolidated financial statements. In addition, we received a note for $975,000 from the buyer. The note bears interest at a rate of 4.5% and matures on December 31, 2013. As a result of this transaction, we also recorded a related party receivable of $652,000, which represents the federal income tax withholding not deducted from our payment to Mr. Mastandrea. Subsequent to December 31, 2012, we received the $652,000 from Mr. Mastandrea and paid it to the federal government on behalf of Mr. Mastandrea.

Policies and Procedures for Transactions with Related Persons

Pursuant to its charter, our Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

According to our Code of Business Conduct and Ethics, our employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Our Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

OTHER MATTERS

Documents Incorporated by Reference

This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith, including our bylaws and the Plan. These documents are available upon request without charge. Requests should be sent to Whitestone REIT, 2600 South Gessner, Suite 500, Houston, Texas 77063, Attention: Investor Relations or by calling (713)435-2221.

Other Business

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2013 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary

April 10, 2013
Houston, Texas

WHITESTONE REIT
2600 SOUTH GESSNER, SUITE 500
HOUSTON, TX 77063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58810-Z60389

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHITESTONE REIT

The Board of Trustees recommends you vote FOR the nominee for trustee in Proposal 1:

	For All	Withhold All	For All Except
1. Election of Trustee	☐	☐	☐

Nominee

01) Paul T. Lambert

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Trustees recommends you vote FOR the following proposals:

For address change/comments, mark here. ☐
(see reverse for instructions)

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M58811-Z60389

WHITESTONE REIT
Annual Meeting of Shareholders
May 20, 2013 8:30 AM CDT
This proxy is solicited by the Board of Trustees

The undersigned appoints James C. Mastandrea, John J. Dee and David K. Holeman, and each of them, with full power of substitution, as proxy to represent and vote all common shares of Whitestone REIT held of record by the undersigned as of the close of business on March 22, 2013 at the Annual Meeting of Shareholders to be held on Monday, May 20, 2013, 8:30 a.m. CDT, at the Houstonian Hotel located at 111 North Post Oak Lane, Houston, Texas 77024, or any adjournment or postponement thereof, as designated on the reverse side hereof in their discretion as to other matters.

This proxy when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side